Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Juan Ramón Alaix, Paul S. Herendeen, and Heidi C. Chen as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to Deferred Compensation Obligations issuable under the Zoetis Equity Deferral Plan, and any and all amendments to such Registration Statement and to file the same, with all relevant exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 2nd day of October, 2014.

/s/ Juan Ramón Alaix Juan Ramón Alaix	/s/ Gregory Norden Gregory Norden
/s/ Paul S. Herendeen Paul S. Herendeen	/s/ Louise M. Parent Louise M. Parent
/s/ Michael B. McCallister Michael B. McCallister	/s/ Willie M. Reed Willie M. Reed
/s/ Frank A. D’Amelio Frank A. D’Amelio	/s/ Robert W. Scully Robert W. Scully
/s/ Sanjay Khosla Sanjay Khosla	/s/ William C. Steere, Jr. William C. Steere, Jr.